REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of December 20, 2002, by and between HALSEY DRUG CO., INC., a New York corporation (the "Company") and the investors listed on Schedule 1 attached hereto (each an "Investor" collectively, the "Investors").

         WHEREAS, the Company and certain purchasers are parties to that certain Debenture and Warrant Purchase Agreement dated March 10, 1998 (as such agreement may be supplemented, amended, or otherwise modified from time to time, the "1998 Purchase Agreement"), whereby the Company issued to such parties the Company's 5% convertible secured debentures due March 15, 2003 (as such debentures may be supplemented, amended, or otherwise modified from time to time, the " 1998 Debentures" ; each such holder of 1998 Debentures, or any permitted successor, assign or transferee thereof, a "1998 Holder") and warrants to purchase Common Stock (the "1998 Warrants")

         WHEREAS, in connection with the 1998 Purchase Agreement, the Company granted to the 1998 Holders registration rights as set forth in Article XI of the 1998 Purchase Agreement;

         WHEREAS, the Company and certain purchasers are parties to that certain Debenture and Warrant Purchase Agreement dated May 26, 1999 (as such agreement may be supplemented, amended, or otherwise modified from time to time, the "1999 Purchase Agreement"), whereby the Company issued to such parties the Company's 5% convertible secured debentures due March 15, 2003 (as such debentures may be supplemented, amended, or otherwise modified from time to time, the "1999 Debentures" each such holder of 1999 Debentures, or any permitted successor, assign or transferee thereof, a "1999 Holder") and warrants to purchase Common Stock (the "1999 Warrants")

         WHEREAS, in connection with the 1999 Purchase Agreement, the Company granted to the 1999 Holders registration rights as set forth in Article XI of the 1 999 Purchase Agreement;

         WHEREAS, in connection with the Bridge Loan Agreements, Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (collectively, "Galen") holds warrants to purchase an aggregate of 5,385,229 shares of the Company's common stock, $.01 par value per share (the "Common Stock") as more particularly described on Schedule 2 hereof (the "Bridge Loan Warrants")

         WHEREAS, the Company and Watson Pharmaceuticals, Inc. ("Watson") are parties to that certain Loan Agreement, dated as of March 29, 2000, as amended by a certain Amendment to Loan Agreement dated as of March 31 , 2000 (as so amended, the "Loan Agreement")

         WHEREAS, in consideration of further amending the Loan Agreement to, among other things, extend the maturity date of the loan by execution of a Second Amendment to the Loan Agreement dated as of December 20, 2002, simultaneously with the execution of this Agreement, the Company will issue to Watson a warrant (the "Watson Warrant") to purchase 10,700,665 shares of the Common Stock;

         WHEREAS, in connection with the 2002 Purchase Agreement, all of the holders (except Galen) (the "Recap Shareholders") of the 1998 Warrants and the 1999 Warrants have entered into an agreement (the "Recapitalization Agreement"), dated the date hereof, to recapitalize their interests in the Company by, inter alia, exchanging their respective warrants for shares of Common Stock (the "Recap Shares")

         WHEREAS, the Company and certain purchasers are parties to that certain Debenture Purchase Agreement, dated the date hereof (as such agreement may be supplemented, amended, or otherwise modified from time to time, the "2002 Purchase Agreement"), whereby the Company issued to such parties the Company's 5% convertible senior secured debentures due March 31 , 2006 (as such debentures may be supplemented, amended, or otherwise modified from time to time, the "2002 Debentures" each such holder of 2002 Debentures, or any permitted successor, assign or transferee thereof, a "2002 Holder")

         WHEREAS, in connection with the 2002 Purchase Agreement, the Company has agreed to grant to the 2002 Holders registration rights as set forth in this Agreement;

         WHEREAS, the 1998 Holders desire to terminate the registration rights provisions of the 1 998 Purchase Agreement, the 1999 Holders desire to terminate the registration rights provisions of the 1999 Purchase Agreement, the holders of the 1 998 Warrants desire to terminate the registration rights applicable to the 1 998 Warrants, the holders of the 1999 Warrants desire to terminate the registration rights applicable to the 1999 Warrants, and Galen desires to terminate the registration rights applicable to the Bridge Loan Warrants and such parties desire to enter into this Agreement in lieu therefor to provide for generally applicable registration rights for all such parties, to the extent applicable, and to Watson and the 2002 Holders;

         WHEREAS, the Company desires to grant and Watson, the 1998 Holders, the 1999 Holders, the 2002 Holders, the Recap Shareholders and Galen desire to obtain, certain registration rights in connection with the Recap Shares, the Watson Warrant, the 1998 Debentures, the 1999 Debentures, the 1998 Warrants held by Galen, the 1999 Warrants held by Galen, the Bridge Loan Warrants and the 2002 Debentures (collectively, the "Securities"); and

         WHEREAS, unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 14 hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

1.      Demand Registrations.
        ---------------------

     (a) Requests for Registration. The Holders may request registration under the Securities Act of all or any part of their Registrable Securities as provided for below in Section 1(b). Within ten days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders of Registrable Securities. The Company will include in such registration all Registrable Securities with respect to which it has received written requests for inclusion therein within 30 days after receipt of the Company's notice. The Company shall cause its management to cooperate fully and to use its best efforts to support the registration of the Registrable Securities and the sale of the Registrable Securities pursuant to such registration as promptly as is practicable. Such cooperation shall include, but not be limited to, management's attendance and reasonable presentations in respect of the Company at road shows with respect to the offering of Registrable Securities. The registration requested under this
Section 1 is referred to herein as a "Demand Registration".

        (b) Number of Registrations. The Holders of Registrable Securities will be entitled to request the following number and types of registrations: (i) Galen shall be entitled to request two Demand Registrations on Form S-1 (or any successor to such form), (ii) Watson shall be entitled to request two Demand Registrations on Form S-1 (or any successor to such form), (iii) the Holders of at least 20% of the Registrable Securities then outstanding shall be entitled to request one Demand Registration on Form S-1 (or any successor to such form), provided that all Demand Registrations requested pursuant to subsections (i) and
(ii) above shall be deemed to have occurred prior to the Demand Registration pursuant to this subsection (iii), and (iv) the Holders of Registrable Securities will be entitled to unlimited Demand Registrations on Form 5-3 (or any successor to such form), for which the Company will pay all Registration Expenses. A registration will not count as a Demand Registration (x) until it has become effective, (y) the Holders have sold, in the aggregate, no less than 50% of the shares of Registrable Securities requested to be registered in the Demand Registration and (z) if the offering of the Registrable Securities pursuant to such registration is interfered with for any reason by any stop order, . injunction or other order or requirement of the Commission (other than any stop order, injunction or other requirement of the Commission prompted by acts or omissions of Holders of Registrable Securities); provided, however, that except as otherwise provided herein whether or not it becomes effective the Company will pay all Registration Expenses in connection with any registration so initiated.

        (c) Priority on Demand Registrations. If a Demand Registration is with respect to an underwritten offering, and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number which can be sold in such offering, the Company will include in such registration such number of Shares, which in the opinion of such underwriters, may be sold, allocated among the Holders electing to participate pro rata in accordance with the amounts of securities requested to be so included by the respective Holders. If the amount of such Registrable Securities does not exceed the maximum number which can be sold in such offering, the Company may include such number of securities which are not Registrable Securities in the Demand Registration which will not, together with the Holder's Registrable Securities, exceed the maximum number which can be sold in the Offering; provided, however, the Company will not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the Holders of sixty and two-thirds percent (66 2/3%) of the Registrable Securities participating in such registration. A registration shall not count as a Demand Registration if less than fifty percent (50%) of the Shares which any Holder desires to include therein are not included due to the determination of the managing underwriters referred to in the first sentence of this Section 1(c).

        (d) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within six months after the effective date of a previous registration in which the Holders of Registrable Securities were given piggyback rights pursuant to Section 2 other than a registration of Registrable Securities intended to be offered on a continuous or delayed basis under Rule 415 or any successor rule under the Securities Act (a "Shelf Registration").

        2.      Piggyback Registrations.
                ------------------------

        (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or pursuant to a registration on Forms S-4 or S-8 or any successors to such forms) and the registration form to be used may be used for the registration and contemplated disposition of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all the Holders of Registrable Securities. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company's notice, subject to any other priority cutback provisions below.

        (b)  Piggyback  Expenses.  The  Registration  Expenses of the Holders of
Registrable Securities in such Piggyback Registration will be paid by the Company.

        (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which  can  be  sold  in  such  offering,  the  Company  will  include  in  such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities, pro rata in accordance with the amounts of Registrable Securities requested to be so included by each Requesting Stockholder, and (iii) third, any other securities requested to be included in such registration.

        (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities, pro rata in accordance with the amounts of Registrable Securities requested to be so included by each Requesting Stockholder, and (iii) third, other securities requested to be included in such registration.

        (e) Other Restrictions. The Company hereby agrees that if it has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act except on Form S-8 or any other similar form for employee benefit plans, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration or, if sooner, until all Registrable Securities included in such previous registration have been sold.

        3.      Holdback Agreements.
                --------------------

        (a) Holders of Registrable Securities. The Investors and each other Holder of Registrable Securities who is or becomes a party to this Agreement, agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration except as part of such underwritten registration or, if sooner, until all Registrable Securities included within such registration have been sold.

        (b) The Company. The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration except as part of such underwritten registration or pursuant to registrations on Form 5-8 or any other similar form for employee benefit plans or, if sooner, until all Registrable Securities included within such registration have been sold, and (ii) to use its reasonable best efforts to cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period except as part of such underwritten registration, if otherwise permitted or, if sooner, until all Registrable Securities included within such registration have been sold; provided, however, that the provisions of this Section 3(b) shall continue to apply with respect to a registration until the provisions of Section 3(a) no longer apply with respect to such registration.

        (c) Registration Procedures. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to Section 1 or 2 of this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                (i) prepare and file with the Commission a registration statement with respect to such Registrable Securities, which registration statement will state that the Holders of Registrable Securities covered thereby may sell such Registrable Securities either under such registration statement or, at any Holder's proper request, pursuant to Rule 144 (or any successor rule under the Securities Act), and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by (A) Galen, in the event of a Demand Registration requested pursuant to Section 1 (b)(i), (B) Watson, in the event of a Demand Registration requested pursuant to Section l(b)(ii), or (C) the Holders of sixty and two-thirds percent (66 2/3%) of the Registrable Securities included in such registration, in the event of any other registration, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                (ii) prepare and file with the  Commission  such  amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in Section 4(i) hereof and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                (iii) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                (iv) use its best efforts to register or qualify, if applicable, such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction);

                (v) within one business day of its occurrence, notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                (vi) cause all such Registrable Securities to be listed on each securities exchange or market on which similar securities issued by the Company are then listed;

                (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                (viii)  make   available   for   inspection  by  any  seller  of
        Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                (ix) cause the Registrable Securities to be registered on such appropriate registration form or forms of the Commission as shall permit a delayed or continuous offering of the Registrable Securities pursuant to Rule 415 under the Securities Act and permit the disposition of the Registrable Securities in accordance with the method or methods of disposition requested by the Holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities included in such registration, and keep such registration statement effective until the Holders of a sixty-six and two-thirds percent (66 2/3%) of Registrable Securities included in such registration have completed the sale and distribution of the Registrable Securities;

                (x) if such registration is an underwritten registration, cause the Company's officers, directors and holders of in excess of one percent of the Company's outstanding Common to execute lock-up agreements, containing customary terms and provisions, required by an underwriter in any such registered offering restricting such parties from selling shares of the Company's Common Stock for a period of up to 180 days; and

                (xi) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 1 or 2, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (A) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request; and (B) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request (x) stating that they are independent certified public accountants within the meaning of the Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to
        form  in  all  material   respects
        with the applicable accounting requirements of the Act and (y) covering such other financial matters (including information as to the period ending not more than five business days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction.

        4. Registration Expenses. All Registration Expenses incurred in connection with a registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holders, the Requesting Stockholders and any other holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by a majority of Registrable Securities (other than as a result of any failure of the Company to comply with the terms of this Agreement, or the disclosure of any adverse development relating to the Company after the initial request for registration by any Holder), the registration statement does not become effective, in which case the Holders and Requesting Stockholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and, further, that such registration shall not be counted as a Demand Registration pursuant to Section 1.

        5.      Indemnification.
                ----------------

        (a) The Company will indemnify each Holder, each Holder's officers, directors, employees, agents, members and partners, and each Person controlling, controlled by or under common control with such Holder, with respect to which registration, qualification or compliance of such Holder's securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document (including any related registration statement notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each Holder's officers, directors, employees, agents, members and partners, and each Person controlling each such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to a Holder in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on any untrue statement or omission of material fact based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

        (b) Each Holder and Requesting Stockholder will severally not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of the Company's directors and officers and each underwriter, if any, of the Company's securities covered by such registration statement, each Person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other Holder, Requesting Stockholder or any other holder of securities included in the offering and each of their respective officers, directors, employees, agents, members and partners, and each Person controlling such other Holder, Requesting Stockholder and any other holders of securities included in the offering, against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, its officers and directors, each underwriter, each Person controlling the Company or such underwriter, each other Holder and Requesting Stockholders, their officers, directors, employees, agents, members, partners and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Requesting Stockholder and stated to be specifically for use therein; provided, however, that the obligations of each such Holder and Requesting Stockholder hereunder shall be limited to an amount equal to the net proceeds (after deduction of underwriting discounts and selling commissions, if any) received by each such Holder or Requesting Stockholder of securities sold as contemplated herein.

        (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless such failure has had a material adverse effect on such claim. The parties to this Agreement reserve any rights to claim under this Agreement for damages actually incurred by reason of any failure of the Indemnified Party to give prompt notice of a claim. To the extent counsel for the Indemnifying Party shall in such counsel's reasonable judgment, have a conflict in representing an Indemnified Party in conjunction with the Indemnifying Party or other Indemnified Parties, such Indemnified Party shall be entitled to separate counsel at the expense of the Indemnifying Party subject to the approval of such counsel by the Indemnified Party (whose approval shall not be unreasonably withheld). No Indenmifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indenmified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and any litigation resulting therefrom.

        6. Restrictive Legend. Each certificate representing (a) the Securities or (b) any Shares or other securities issued in respect thereof, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws and any other applicable agreement(s)):

          "THIS WARRANT/DEBENTURE [AND THE COMMON STOCK ISSUABLE UPON COVERSION HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH [WARRANT/DEBENTURE AND/OR COMMON STOCK] REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH [WARRANT/DEBENTURE AND/OR COMMON STOCK] MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

        7. Information by the Holders and Requesting Stockholders. Each Holder of Registrable Securities, and each Requesting Stockholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Requesting Stockholder and the distribution proposed by such Holder or Requesting Stockholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

        8. Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to register any securities of the Company that are more favorable to such holder or prospective holder than the rights granted under this Agreement.

        9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

             (a) make and keep public information available as those terms are understood and defined and interpreted in and under Rule 144 under the Securities Act ("Rule 144"), at all times from and after the date hereof;

             (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

             (c) so long as the Holders own any Restricted Securities, furnish to the Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as any Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing any Holder to sell any such securities without registration.

        10. Participation in Underwritten Registrations. Subject to the right of any Holder or Holders to withdraw any request for registration, no Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

        11. Selection of Underwriters. If any Demand Registration is an underwritten offering, (a) Galen, in the event of a Demand Registration requested pursuant to Section 1 (b)(i), (b) Watson, in the event of a Demand Registration requested pursuant to Section 1 (b)(ii), and (c) the Holders of sixty and two-thirds percent (66 2/3%) of the Registrable Securities included in such registration, in the event of any other registration shall have the right to select the investment banking firm to be lead manager of the offering, subject to the approval of the Company (which approval will not be unreasonably withheld). If any registration other than a Demand Registration is an underwritten offering, the Company will have the right to select the investment banking firm to be lead manager of the offering, subject to the approval of the Holders of sixty and two-thirds percent (66 2/3%) of the Registrable Securities included in such registration (which approval will not be unreasonably withheld).

        12. Termination of Registration Rights. The rights of Holders to request a Demand Registration or participate in a Piggyback Registration shall expire on March 31 , 2008.

        13. Termination of Other Registration Rights Agreements.

             (a) The 1998 Holders hereby agree and acknowledge that in consideration for the registration rights granted hereunder that Article XI (or any successor or equivalent article or provision) of the 1998 Purchase Agreement and any other agreement, instrument or understanding that grants or purports to grant registration rights to such parties are hereby terminated and of no further force or effect.

             (b) The holders of the 1998 Warrants hereby agree and acknowledge that in consideration for the registration rights granted hereunder that Article XI (or any successor or equivalent article or provision) of the 1998 Purchase Agreement and any other agreement, instrument or understanding that grants or purports to grant registration rights to such parties are hereby terminated and of no further force or effect.

             (c) The 1 999 Holders hereby agree and acknowledge that in consideration for the registration rights granted hereunder that Article XI (or any successor or equivalent article or provision) of the 1999 Purchase Agreement and any other agreement, instrument or understanding that grants or purports to grant registration rights to such parties are hereby terminated and of no further force or effect.

             (d) The holders of the 1999 Warrants hereby agree and acknowledge that in consideration for the registration rights granted hereunder that Article XI (or any successor or equivalent article or provision) of the 1 999 Purchase Agreement and any other agreement, instrument or understanding that grants or purports to grant registration rights to such parties are hereby terminated and of no further force or effect.

             (e) Galen hereby agrees and acknowledges that in consideration for the registration rights granted hereunder that any provision or Section in the Bridge Loan Agreements, the Bridge Loan Warrants and any other agreement, instrument or understanding that grants or purports to grant registration rights to Galen are hereby terminated and of no further force or effect.

        14. Definitions. As used herein, the following terms have the following meanings:

         "Act" means the Securities Act of 1933, as amended.

         "Agreement" means this Registration Rights Agreement.

         "Bridge Loan Agreements" means any and all of the separate Bridge Loan Agreements between the Company, Galen Partners III, L.P. and the other parties listed on the signature pages thereto entered into between such parties commencing as of August 12, 1998 through and including December 20, 2002 pursuant to which the Bridge Loan Warrants were issued, including, without limitation, that certain Bridge Loan Agreement dated as of August 15, 2001 among the Company, Galen Partners III, L.P., Galen Partners International III L.P., Galen Employee Fund III, L.P., those individuals listed on the signature page thereto, and Galen Partners III, L.P., as agent for the lenders, as amended by the First Amendment to Bridge Loan Agreement dated as of January 8, 2002, the Second Amendment to Bridge Loan Agreement dated as of April 5, 2002, and the Third Amendment to Bridge Loan Agreement dated as of May 8, 2002, as such may be supplemented, amended or otherwise modified from time to time.

         "Common Stock" has the meaning set forth in the recitals.

         "Commission" means the Securities and Exchange Commission.

         "Company" has the meaning set forth in the preamble.

         "Demand Registration" has the meaning set forth in Section 1(a) of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holders" means the Investors or any Person to whom an Investor or transferee(s) of an Investor has assigned, transferred or otherwise conveyed the Securities or the Shares.

         "Indemnified Party" has the meaning set forth in Section 5 hereof.

         "Indemnifying Party" has the meaning set forth in Section 5 hereof.

         "Investors" has the meaning set forth in the preamble.

         "Loan Agreement" has the meaning set forth in the recitals.

         "1998 Debentures" has the meaning set forth in the recitals.

         "1998 Holder" has the meaning set forth in the recitals.

         "1998 Purchase Agreement" has the meaning set forth in the recitals.

         "1998 Warrants" has the meaning set forth in the recitals.

         "1999 Holder" has the meaning set forth in the recitals.

         "1999 Purchase Agreement" has the meaning set forth in the recitals.

         "1999 Warrants" has the meaning set forth in the recitals.

         "Person" means any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Piggyback Registration" has the meaning set forth in Section 2 of this Agreement.

         "Registrable Securities" means any Shares issued or issuable upon the exercise or conversion of the Securities (including any Securities that may be issued as interest with respect to any Security) or in respect of the Shares issued or issuable upon the exercise or conversion of any Securities upon any stock split, stock dividend, recapitalization or similar event.

         "Registration Expenses" means all expenses incurred by the Company in compliance with Sections 1 and 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company and blue sky fees and expenses, reasonable fees and disbursements for one counsel, as such counsel is selected in accordance with
Section 4(a), and the expense of any special audits incident to or required by any such registration, exclusive of the Selling Expenses.

         "Restricted Securities" means the securities of the Company required to bear or bearing the legend set forth in Section 6 of this Agreement.

         "Requesting Stockholders" means holders of securities of the Company entitled to have securities included in any registration pursuant to Section 2 and who shall request such inclusion.

         "Rule 144" has the meaning set forth in Section 9 of this Agreement.

         "Securities" has the meaning set forth in the recitals.

         "Securities Act" means the Securities Act of 1 933, as amended.

         "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and, except as otherwise provided in "Registration Expenses", all fees and disbursements of counsel for any Holder.

         "Shares" means the shares of Common Stock which may be issued upon the exercise of all or a portion of the Securities. The term Shares does not include any other shares of Common Stock or other capital stock of the Company.

         "Shelf Registration" has the meaning set forth in Section 1 of this Agreement.

         "2002 Debentures" has the meaning set forth in the recitals.

         "2002 Holder" has the meaning set forth in the recitals.

         "2002 Purchase Agreement" has the meaning set forth in the recitals.

         "Watson Warrant" has the meaning set forth in the recitals.

        15. Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

        16. Amendments and Waivers. The provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holders of sixty and two-thirds percent (66 2/3%) of the Registrable Securities, provided that the prior written consent of all of the Holders will be required to amend Section 1 and 2 hereof.

        17. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Investor or Holder upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder or Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any Investor or Holder of .any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        18. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. The registration rights provided in this Agreement may be transferred without restriction and shall inure to and be enforceable by any and all Holders of Registrable Securities, including, without limitation, any successors, assigns, transferees, heirs, executors and administrators of the Investors.

        19. Severability. Unless otherwise expressly provided herein, each Investor's or Holders rights and obligations hereunder are several rights and obligations, not rights and obligations jointly held with any other person. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        20. Counterparts; Facsimile Transmission. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Each party to this Agreement agrees that it will be bound by its own facsimilied signature and that it accepts the facsimilied signature of each other party to this Agreement.

        21. Descriptive Headings. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        22. Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

        23. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or 48 hours after deposited in the United States mail, certified or registered to the recipient by postage prepaid or by facsimile. Such notices, demands and other communications shall be sent to the Investors and to any Holder at the addresses indicated on the Schedule of Investors attached hereto and to the Company at the address of its corporate headquarters or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             COMPANY

                                             HALSEY DRUG CO., INC.


                                             By:  /s/ Micheal K. Reicher
                                                  -----------------------
                                                  Name:  Micheal K. Reicher
                                                  Title:  CEO


                                             WATSON

                                             WATSON PHARMACEUTICALS, INC.


                                             By:  /s/ Michael Boxer
                                                  -----------------------
                                                  Name:  Michael Boxer
                                                  Title:  Sr. V.P., CFO



                              2002 DEBENTUREHOLDERS
                              ---------------------

GALEN PARTNERS III, L.P.                         GALEN PARTNERS INTERNATIONAL, III,
By:  Claudius, L.L.C., General Partner           L.P.
610 Fifth Avenue, 5th Fl.                        By:  Claudius, L.L.C., General Partner
New York, New York  10019                        610 Fifth Avenue, 5th Fl.
                                                 New York, New York  10020


/s/ Srini Conjeevaram                            /s/ Srini Conjeevaram
------------------------------          ------------------------------------
By:  Srini Conjeevaram                           By:  Srini Conjeevaram
Its:  General Partner                            Its:  General Partner

GALEN EMPLOYEE FUND III, L.P.                    ESSEX WOODLANDS HEALTH
By:  Wesson Enterprises, Inc.                    VENTURES FUND V
610 Fifth Avenue, 5th Fl.                        190 South LaSalle Street, Suite 2800
New York, NY  10020                              Chicago, IL  60603

/s/ Bruce F. Wesson                              /s/Immanuel Thangara
------------------------------          ------------------------------------
By:  Bruce F. Wesson                              By:  Immanuel Thangaraj
Its:  General Partner                             Its:  Managing Director

CARE CAPITAL LLC                                  BERNARD SELZ
47 Hulfish Street, Suite 310                      c/o Furman Selz
Princeton, NJ  08542                              230 Park Avenue
                                                  New York, New York  10069

/s/ David R. Ramsay                              /s/ Bernard Selz
------------------------------          ------------------------------------
By:  David R. Ramsay
Its:  Partner

MICHAEL WEISBROT                                 SUSAN WEISBROT
1136 Rock Creek Road                             1136 Rock Creek Road
Gladwyne, Pennsylvania  19035                    Gladwyne, Pennsylvania  19035

/s/ Michael Weisbrot                             /s/ Susan Weisbrot
------------------------------          ------------------------------------

VARSHA H. SHAH                                   HEMANT K. SHAH
29 Chrissy Drive                                 29 Chrissy Drive
Warren, New Jersey  07059                        Warren, New Jersey  07059

/s/ Varsha H. Shah                               /s/ Hemant K. Shah
------------------------------          ------------------------------------





GREG WOOD                                        ROGER GRIGGS
c/o D.R. International                           c/o Tom Jennings
7674 No. Figueroa Street                         7300 Turfway Road
Los Angeles, California  90041                   Suite 300
                                                 Florence, KY  41042

/s/ Greg Wood                                    /s/ Roger Griggs
------------------------------          ------------------------------------
GEORGE E. BOUDREAU
222 Elbow Lane
Haverford, PA  19041

/s/ George E. Boudreau
------------------------------







                                  1998 HOLDERS
                                  ------------

                                          GALEN PARTNERS III, L.P.
                                          By:  Claudius, L.L.C., General Partner
                                          610 Fifth Avenue, 5th Fl.
                                          New York, New York  10019

                                          /s/ Srini Conjeevaram
                                          ------------------------------
                                          By:  Srini Conjeevaram
                                          Its:  General Partner

GALEN EMPLOYEE FUND III, L.P.             GALEN PARTNERS INTERNATIONAL, III,
By:  Wesson Enterprises, Inc.                        L.P.
610 Fifth Avenue, 5th Fl.                 By:  Claudius, L.L.C., General Partner
New York, NY  10020                       610 Fifth Avenue, 5th Floor
                                          New York, New York  10020

/s/ Bruce F. Wesson                       /s/ Srini Conjeevaram
------------------------------      -----------------------------------
By:  Bruce F. Wesson                      By:  Srini Conjeevaram
Its:  General Partner                     Its:  General Partner

ALAN SMITH                                PATRICK COYNE
21 Bedlow Avenue                          800 Merion Square Road
Newport, Rhode Island  02840              Gladwyne, PA  19035

/s/ Alan Smith                            /s/ Patrick Coyne
------------------------------      ----------------------------------

MICHAEL WEISBROT                            SUSAN WEISBROT
1136 Rock Creek Road                        1136 Rock Creek Road
Gladwyne, Pennsylvania  19035               Gladwyne, Pennsylvania  19035

/s/ Michael Weisbrot                      /s/ Susan Weisbrot
------------------------------      ----------------------------------

GREG WOOD                                   DENNIS ADAMS
c/o D.R. International                      120 Kynlyn Road
7474 No. Figueroa Street                    Radnor, Pennsylvania  19312
Los Angeles, California  90041

/s/ Greg Wood                             /s/ Dennis Adams
------------------------------      ----------------------------------





VARSHA H. SHAH AS CUSTODIAN                   VARSHA H. SHAH AS CUSTODIAN
FOR SANCHIN H. SHAH                           FOR SUMEET H. SHAH
29 Chrissy Drive                              29 Chrissy Drive
Warren, New Jersey  07059                     Warren, New Jersey  07059

/s/ Varsha H. Shah                            /s/ Varsha H. Shah
------------------------------        ----------------------------------
By:  Varshah H. Shah                          By:  Varshah H. Shak
Its:  Custodian                               Its:  Custodian

MICHAEL RAINISCH                              ILENE RAINISCH
c/o Alvin Rainisch                            c/o Alvin Rainisch
315 Devon Place                               315 Devon Place
Morganville, New Jersey  07751                Morganville, New Jersey  07751

/s/ Michael Rainisch                          /s/ Ilene Rainisch
------------------------------        ----------------------------------

KENNETH GIMBEL, IRA ACCOUNT                   KENNETH GIMBEL
FBO KENNETH GIMBEL                            2455 Montgomery Avenue
2455 Montgomery Avenue                        Highland Park, Ill.  60035
Highland Park, Ill.  60035

/s/ Kenneth Gimbel                            /s/ Kenneth Gimbel
------------------------------        ----------------------------------
By:  __________________________
Its:  Trustee

JESSICA K. CLEMENS                            JAKE P. CLEMENS
c/o Halsey Drug Co., Inc.                     c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                      695 North Perryville Rd.
Crimson Building #2                           Crimson Building #2
Rockford, Ill.  61107                         Rockford, Ill.  61107

/s/ Jessica K. Clemens                        /s/ Jake P. Clemens
------------------------------        ----------------------------------

BROOKE EMILY REICHER                          ALEC JOHN REICHER
c/o Halsey Drug Co., Inc.                     c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                      695 North Perryville Rd.
Crimson Building #2                           Crimson Building #2
Rockford, Ill.  61107                         Rockford, Ill.  61107

/s/ Brooke Emily Packer                       /s/ Alec John Reicher
------------------------------        ----------------------------------





COURTNEY PAIGE REICHER                      DEANA REICHER
c/o Halsey Drug Co., Inc.                   c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                    695 North Perryville Rd.
Crimson Building #2                         Crimson Building #2
Rockford, Ill.  61107                       Rockford, Ill.  61107

/s/ Courtney Paige Reicher                  /s/ Deana Reicher
------------------------------      ----------------------------------

MICHAEL K. REICHER II                       TODD ALLEN REICHER
c/o Halsey Drug Co., Inc.                   c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                    695 North Perryville Rd.
Crimson Building #2                         Crimson Building #2
Rockford, Ill.  61107                       Rockford, Ill.  61107

/s/ Michael K. Reicher II                  /s/ Todd Allen Reicher
------------------------------      ----------------------------------





                                  1999 HOLDERS
                                  ------------

ORACLE STRATEGIC PARTNERS, L.P.                   GALEN PARTNERS III, L.P.
By:  Oracle Strategic Capital L.L.C.,             By:  Claudius, L.L.C., General Partner
General Partner                                   610 Fifth Avenue, 5th Fl.
200 Greenwich Avenue, 3rd Floor                   New York, New York  10019
Greenwich, CT  06820

/s/ Joel Liffmann                                 /s/ Srini Conjeevaram
------------------------------                ----------------------------------
By:  Joel Liffmann                                By:  Srini Conjeevaram
Its:  Authorized Agent                            Its:  General Partner

GALEN EMPLOYEE FUND III, L.P.                     GALEN PARTNERS III, L.P.
By:  Wesson Enterprises, Inc.                     By:  Claudius, L.L.C., General Partner
610 Fifth Avenue, 5th Floor                       610 Fifth Avenue, 5th Fl.
New York, New York  10020                         New York, New York  10019

/s/ Bruce F. Wesson                               /s/ Srini Conjeevaram
------------------------------                ----------------------------------
By:  Bruce F. Wesson                              By:  Srini Conjeevaram
Its:  General Partner                             Its:  General Partner

ALAN SMITH                                        PATRICK COYNE
210 Bedlow Avenue                                 800 Merion Square Road
Newport, Rhode Island  02840                      Gladwyne, PA  19035

/s/ Alan Smith                                    /s/ Patrick Coyne
------------------------------                ----------------------------------

MICHAEL WEISBROT                                  SUSAN WEISBROT
1136 Rock Creek Road                              1136 Rock Creek Road
Gladwyne, Pennsylvania  19035                     Gladwyne, Pennsylvania  19035

/s/ Michael Weisbrot                              /s/ Susan Weisbrot
------------------------------                ----------------------------------

GREG WOOD                                         DENNIS ADAMS
c/o D.R. International                            120 Kynlyn Road
7674 No. Figueroa Street                          Radnor, Pennsylvania  19312
Los Angeles, California  90041

/s/ Greg Wood                                     /s/ Dennis Adams
------------------------------                ----------------------------------





BERNARD SELZ
c/o Furman Selz
230 Park Avenue
New York, New York  10069

/s/ Bernard Selz
------------------------------





                             HOLDERS OF RECAP SHARES
                             -----------------------

ORACLE STRATEGIC PARTNERS, L.P.                 DANIEL HILL
By:  Oracle Strategic Capital L.L.C.,           6725 Lynch Avenue
General Partner                                 Riverbank, CA  95367
200 Greenwich Avenue, 3rd Floor
Greenwich, CT  06820

/s/ Joel Liffman                                /s/ Daniel Hill
------------------------------                  --------------------------------
By:  Joel Liffmann
Its:  Authorized Agent

BERNARD SELZ                                    PETER CLEMENS
c/o Furman Selz                                 c/o Halsey Drug Co., Inc.
230 Park Avenue                                 695 North Perryville Rd.
New York, New York  10069                       Crimson Building #2
                                                Rockford, Ill.  61107

/s/ Bernard Selz                                /s/ Peter Clemens
------------------------------                  --------------------------------

ALAN SMITH                                      PATRICK COYNE
210 Bedlow Avenue                               800 Merion Square Road
Newport, Rhode Island  02840                    Gladwyne, PA  19035

/s/ Alan Smith                                  /s/ Patrick Coyne
------------------------------                  --------------------------------

MICHAEL WEISBROT                                SUSAN WEISBROT
1136 Rock Creek Road                            1136 Rock Creek Road
Gladwyne, Pennsylvania  19035                   Gladwyne, Pennsylvania  19035

/s/ Michael Weisbrot                            /s/ Susan Weisbrot
------------------------------                  --------------------------------

GREG WOOD                                       DENNIS ADAMS
c/o D.R. International                          120 Kynlyn Road
7674 No. Figueroa Street                        Radnor, Pennsylvania  19312
Los Angeles, California  90041

/s/ Greg Wood                                   /s/ Dennis Adams
------------------------------                  --------------------------------





ROBERT W. BAIRD & CO., INC., TTEE  E           ROBERT W. BAIRD & CO., INC., TTEE
FBO Connie Reicher IRA                         FBO Michael K. Reicher IRA
c/o Halsey Drug Co., Inc.                      c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                       695 North Perryville Rd.
Crimson Building #2
Rockford, Ill.  61107

/s/ Robert W. Baird                             /s/ Robert W. Baird
------------------------------                ----------------------------------
By:  Robert W. Baird                           By:  Robert W. Baird
Its:  Trustee                                  Its:  Trustee

CONNIE REICHER TRUST                          MICHAEL REICHER TRUST
c/o Halsey Drug Co., Inc.                     c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                      695 North Perryville Rd.
Crimson Building #2                           Crimson Building #2
Rockford, Ill.  61107                         Rockford, Ill. 61107

/s/ Connie Reicher                              /s/ Michael Reicher
------------------------------                ----------------------------------
By:  Connie Reicher                           By: Michael Reicher
Its:  Trustee                                 Its: Trustee

PETER CLEMENS                                 STEPHANIE HEITMEYER
c/o Halsey Drug Co., Inc.                     17759 Road, Route 66
695 North Perryville Rd.                      Ft. Jennings, Ohio 45844
Crimson Building #2
Rockford, Ill.  61107

/s/ Peter Clemens                               /s/ Stephanie Heitmeyer
------------------------------                ----------------------------------

VARSHA H. SHAH                                HEMANT K. SHAH
29 Chrissy Drive                              29 Chrissy Drive
Warren, New Jersey  07059                     Warren, New Jersey 07059

/s/ Varsha H. Shah                             /s/ Hemant K. Shah
------------------------------                ----------------------------------

MICHAEL RAINISCH                               ILENE RAINISCH
c/o Alvin Rainisch                             c/o Alvin Rainisch
315 Devon Place                                315 Devon Place
Morganville, New Jersey  07751                 Morganville, New Jersey  07751

/s/ Michael Rainisch                           /s/ Ilene Rainisch
------------------------------                ----------------------------------






                                            GALEN
                                            -----

                                            GALEN PARTNERS III, L.P.
                                            By:  Claudius, L.L.C., General Partner
                                            610 Fifth Avenue, 5th Fl.
                                            New York, New York  10019

                                            /s/ Srini Conjeevaram
                                           -------------------------------------
                                            By:  Srini Conjeevaram
                                            Its:  General Partner

GALEN EMPLOYEE FUND III, L.P.               GALEN PARTNERS INTERNATIONAL, III,
By:  Wesson Enterprises, Inc.               L.P.
610 Fifth Avenue, 5th Fl.                   By:  Claudius, L.L.C., General Partner
New York, NY  10020                         610 Fifth Avenue, 5th Floor
                                            New York, New York  10020

/s/ Bruce F. Wesson                         /s/ Srini Conjeevaram
------------------------------              ------------------------------------
By:  Bruce F. Wesson                        By:  Srini Conjeevaram
Its:  General Partner                       Its:  General Partner







                                   Schedule l
                                   ----------

                              Schedule of Investors
                              ---------------------

Watson:
-------

Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, California 92880
Attention: Michael Boxer

Tel: 909-270-1400 ext. 4150
Fax: 909-270-1429

                                           2002 Holders
                                           ------------

GALEN PARTNERS III, L.P.                    GALEN PARTNERS INTERNATIONAL, III,L.P.
By: Claudius, L.L.C., General Partner       By: Claudius, L.L.C., General Partner
610 Fifth Avenue, 5th Fl.                   610 Fifth Avenue, 5th Floor
New York, New York 10019                    New York, New York 10020

Tel: 212-218-4990                           Tel: 212-218-4990
    -------------                               -------------
Fax: 212-218-4999                           Fax: 212-218-4999
    -------------                               -------------

GALEN EMPLOYEE FUND III, L.P.               ESSEX WOODLANDS HEALTH VENTURES V, By: Wesson Enterprises, Inc. L.P.
610 Fifth Avenue, 5th Floor                 By: Essex Woodlands Health Ventures V, L.L.C.,
New York, New York 10020                    Its General Partner
                                            190 South LaSalle Street, Suite 2800
                                            Chicago, IL 60603

Tel: 212-218-4990                           Tel: 312-444-6040
    -------------                               -------------
Fax: 212-218-4999                           Fax: 312-444-6034
    -------------                               -------------

CARE CAPITAL INVESTMENTS II, LP             BERNARD SELZ
By: Care Capital II, LLC, as general        c/o Furman Selz
partner                                     230 Park Avenue
                                            New York, New York 10069

Tel: 609-520-1973                           Tel: 212-309-8239
    -------------                               -------------
Fax: 609-520-9299                           Fax: 212-809-8999
    -------------                               -------------



MICHAEL WEISBROT                            SUSAN WEISBROT
1136 Rock Creek Road                        1136 Rock Creek Road
Gladwyne, Pennsylvania 19035                Gladwyne, Pennsylvania 19035


Tel: 610-941-0300                           Tel: 610-941-0300
    -------------                               -------------
Fax: 610-941-6655                           Fax: 610-941-6655
    -------------                               -------------

VARSHA H. SHAH                              HEMANT K. SHAH
29 Christy Drive                            29 Christy Drive
Warren, New Jersey 07059                    Warren, New Jersey 07059

Tel: 732-469-6334                           Tel: 732-469-6334
    -------------                               -------------
Fax: 732-469-6434                           Fax: 732-469-6434
    -------------                               -------------

GREG WOOD                                   GEORGE E. BOUDREAU
1263 East Calavera Street                   222 Elbow Lane
Altadena, CA 19001                          Haverford, PA 19041

Tel: 323-254-4326                           Tel:__________________
    -------------
Fax: 323-254-8756                           Fax: __________________
    -------------

ROGER GRIGGS
c/o Tom Griggs
7300 Turfway Road
Suite 300
Florence, KY 41042

Tel: 859-371-7581
    -------------
Fax: 859-371-7692
    -------------




                                  1998 HOLDERS
                                  ------------

                                                     GALEN PARTNERS III, L.P.
                                                     By: Claudius, L.L.C.. General Partner
                                                     610 Fifth Avenue, 5th Fl.
                                                     New York, New York 10019

                                                     Tel: 212-218-4990
                                                         -------------
                                                     Fax: 212-218-4999
                                                         -------------

GALEN EMPLOYEE FUND III L.P.                         GALEN PARTNERS INTERNATIONAL, By: Wesson Enterprises, Inc.
III,L.P.
610 Fifth Avenue, 5th Floor                          By: Claudius, L.L.C., General Partner
New York, New York 10020                             610 Fifth Avenue, 5'h Floor
                                                     New York, New York 10020

Tel: 212-218-4990                                    Tel: 212-218-4990
     ------------                                         ------------
Fax: 212-218-4999                                    Fax: 212-218-4999
     ------------                                         ------------

ALAN SMITH                                           PATRICK COYNE
21 Bedlow Avenue                                     800 Merion Square Road
Newport, Rhode Island 02840                          Gladwyne, PA 19035

Tel: 410-846-5418                                    Tel: 215-255-1387
     ------------                                         ------------
Fax: 410-846-5418                                    Fax: 215-255-1296
     ------------                                         ------------

MICHAEL WEISBROT                                     SUSAN WEISBROT
1136 Rock Creek Road                                 1136 Rock Creek Road
Gladwyne, Pennsylvania 19035                         Gladwyne, Pennsylvania 19035

Tel: 610-941-0300                                    Tel: 610-941-0300
     ------------                                         ------------
Fax: 610-941-6655                                    Fax: 610-941-6655
     ------------                                         ------------



GREG WOOD                                            DENNIS ADAMS
1263 East Calavera Street                            120 Kynlyn Road
Atladena, CA 19001                                   Radnor, Pennsylvania 19312

Tel: 323-254-4326                                    Tel: 610-337-9230
     ------------                                         ------------
Fax: 323-254-8756                                    Fax: 610-293-1808
     ------------                                         ------------



BERNARD SELZ                                         ROBERT W. BAIRD &C CO., INC. TTEE
c/o Furman Selz                                      FBO Michael K. Reicher IRA
230 Park Avenue                                      c/o Halsey Drug Co., Inc.
New York, New York 10069                             695 North Perryville Rd.



                                                     Crimson Building #2
                                                     Rockford, Ill. 61107

Tel: 212-309-8239                                    Tel: 815-399-2060
     ------------                                         ------------
Fax: 212-809-8999                                    Fax: 815-399-9710
     ------------                                         ------------

MICHAEL REICHER                                      PETER CLEMENS
c/o Halsey Drug Co., Inc.                            c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                             695 North Perryville Rd.
Crimson Building #2                                  Crimson Building #2
Rockford, Ill. 61107                                 Rockford, Ill. 61107

Tel: 815-399-2060                                    Tel: 815-399-2060
     ------------                                         ------------
Fax: 815-399-9710                                    Fax: 815-399-9710
     ------------                                         ------------

CONNIE REICHER TRUST                                 STEPHANIE HEITMEYER
c/o Halsey Drug Co., Inc.                            17759 Road, Route 66
695 North Perryville Rd.                             Ft. Jennings, Ohio 45844
Crimson Building #2
Rockford, III. 61107                                 Tel: 419-453-2144
                                                          ------------
                                                     Fax: 419-453-3085
                                                          ------------

Tel: 815-399-2060
     ------------
Fax: 815-399-9710
     ------------

VARSHA H. SHAH                                       HEMANT K. SHAH
29 Christy Drive                                     29 Christy Drive
Warren, New Jersey 07059                             Warren, New Jersey 07059

Tel: 732-469-6334                                    Tel: 732-469-6334
     ------------                                         ------------
Fax: 732-469-6434                                    Fax: 732-469-6434
     ------------                                         ------------

VARSHA H. SHAH AS CUSTODIAN                          VARSHA H. SHAH AS CUSTODIAN
FOR SACHIN H. SHAH                                   FOR SAMEEET H. SHAH
29 Christy Drive                                     29 Christy Drive
Warren, New Jersey 07059                             Warren, New Jersey 07059

Tel: 732-469-6334                                    Tel: 732-469-6334
     ------------                                         ------------
Fax: 732-469-6434                                    Fax: 732-469-6434
     ------------                                         ------------




                                  1999 HOLDERS
                                  ------------

ORACLE STRATEGIC PARTNERS, L.P.                      GALEN PARTNERS III, L.P.
By: Oracle Strategic Capital L.L.C.,                 By: Claudius, L.L.C.. General Partner
General Partner                                      610 Fifth Avenue, 5th Fl.
200 Greenwich Avenue                                 New York, New York 10019
3rd Floor

Tel: 203-862-7920                                    Tel: 212-218-4990
     ------------                                         ------------
Fax: 203-862-1601                                    Fax: 212-218-4999
     ------------                                         ------------

GALEN EMPLOYEE FUND III L.P.                         GALEN PARTNERS INTERNATIONAL, By: Wesson Enterprises, Inc.
III, L.P.
610 Fifth Avenue, 5th Floor                          By: Claudius, L.L.C., General Partner
New York, New York 10020                             610 Fifth Avenue, 5'h Floor
                                                     New York, New York 10020

Tel: 212-218-4990                                    Tel: 212-218-4990
     ------------                                         ------------
Fax: 212-218-4999                                    Fax: 212-218-4999
     ------------                                         ------------

ALAN SMITH                                           PATRICK COYNE
21 Bedlow Avenue                                     800 Merion Square Road
Newport, Rhode Island 02840                          Gladwyne, PA 19035

Tel: 410-846-5418                                    Tel: 215-255-1387
     ------------                                         ------------
Fax: 410-846-5418                                    Fax: 215-255-1296
     ------------                                         ------------

MICHAEL WEISBROT                                     SUSAN WEISBROT
1136 Rock Creek Road                                 1136 Rock Creek Road
Gladwyne, Pennsylvania 19035                         Gladwyne, Pennsylvania 19035

Tel: 610-941-0300                                    Tel: 610-941-0300
     ------------                                         ------------
Fax: 610-941-6655                                    Fax: 610-941-6655
     ------------                                         ------------

GREG WOOD                                            DENNIS ADAMS
1263 East Calavera Street                            120 Kynlyn Road
Atladena, CA 19001                                   Radnor, Pennsylvania 19312

Tel: 323-254-4326                                    Tel: 610-337-9230
     ------------                                         ------------
Fax: 323-254-8756                                    Fax: 610-293-1808
     ------------                                         ------------

BERNARD SELZ
c/o Furman Selz
230 Park Avenue
New York, New York 10069


Tel: 212-309-8239
     ------------
Fax: 212-809-8999
     ------------




                             HOLDERS OF RECAP SHARES
                             -----------------------

ORACLE STRATEGIC PARTNERS, L.P.                      DANIEL HILL
By: Oracle Strategic Capital L.L.C.,                 6725 Lynch Avenue
General Partner                                      Riverbank, CA 95367
200 Greenwich Avenue
3rd Floor
Greenwich, CT 06830

Tel: 203-862-7920                                    Tel: 209-860-6243
     ------------                                         ------------
Fax: 203-862-1601                                    Fax: 209-869-1750
     ------------                                         ------------

BERNARD SELZ                                         PETER CLEMENS
c/o Furman Selz                                      c/o Halsey Drug Co., Inc.
230 Park Avenue                                      695 North Penyville Rd.
New York, New York 10069                             Crimson Building #2
                                                     Crimson Building #2

Tel: 212-309-8239                                    Tel: 815-399-2060
     ------------                                         ------------
Fax: 212-809-8999                                    Fax: 815-399-9710
     ------------                                         ------------

ALAN SMITH                                           PATRICK COYNE
21 Bedlow Avenue                                     800 Merion Square Road
Newport, Rhode Island 02840                          Gladwyne, PA 19035

Tel: 410-846-5418                                    Tel: 215-255-1387
     ------------                                         ------------
Fax: 410-846-5418                                    Fax: 215-255-1296
     ------------                                         ------------

MICHAEL WEISBROT                                     SUSAN WEISBROT
1136 Rock Creek Road                                 1136 Rock Creek Road
Gladwyne, Pennsylvania 19035                         Gladwyne, Pennsylvania 19035

Tel: 610-941-0300                                    Tel: 610-941-0300
     ------------                                         ------------
Fax: 610-941-6655                                    Fax: 610-941-6655
     ------------                                         ------------

GREG WOOD                                            DENNIS ADAMS
1263 East Calavera Street                            120 Kynlyn Road
Atladena, CA 19001                                            Radnor, Pennsylvania 19312

Tel: 323-254-4326                                    Tel: 610-337-9230
     ------------                                         ------------
Fax: 323-254-8756                                    Fax: 610-293-1808
     ------------                                         ------------

ROBERT W. BAIRD & CO., INC., TTEE                    ROBERT W. BAIRD & CO., INC., TTEE
FBO Connie Reicher IRA                               FBO Michael K. Reicher IRA
c/o Halsey Drug Co., Inc.                            c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                             695 North Perryville Rd.
Crimson Building #2                                  Crimson Building #2
Rockford, IL 61107                                   Rockford, IL 61107




Tel: 815-399-2060                                    Tel: 815-399-2060
     ------------                                         ------------
Fax: 815-399-9710                                    Fax: 815-399-9710
     ------------                                         ------------



CONNIE REICHER TRUST                                 MICHAEL REICHER TRUST
c/o Halsey Drug Co., Inc.                            c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                             695 North Perryville Rd.
Crimson Building #2                                  Crimson Building #2
Rockford, Ill. 61107                                 Rockford, Ill. 61107

Tel: 815-399-2060                                    Tel: 815-399-2060
     ------------                                         ------------
Fax: 815-399-9710                                    Fax: 815-399-9710
     ------------                                         ------------

KENNETH GIMBEL                                       STEPHANIE HEITMEYER
2455 Montgomery Avenue                               17759 Road, Route 66
Highland Park, IL 60035                              Ft. Jennings, Ohio 45844

Tel: 312-461-2462                                    Tel: 419-453-2144
     ------------                                         ------------
Fax: 312-765-8375                                    Fax: 419-453-3085
     ------------                                         ------------

VARSHA H. SHAH                                       HEMANT K. SHAH
29 Christy Drive                                     29 Christy Drive
Warren, New Jersey 07059                             Warren, New Jersey 07059

Tel: 732-469-6334                                    Tel: 732-469-6334
     ------------                                         ------------
Fax: 732-469-6434                                    Fax: 732-469-6434
     ------------                                         ------------

VARSHA H. SHAH AS CUSTODIAN                          VARSHA H. SHAH AS CUSTODIAN
FOR SACHIN H. SHAH                                   FOR SAMEEET H. SHAH
29 Christy Drive                                     29 Christy Drive
Warren, New Jersey 07059                             Warren, New Jersey 07059

Tel: 732-469-6334                                    Tel: 732-469-6334
     ------------                                         ------------
Fax: 732-469-6434                                    Fax: 732-469-6434
     ------------                                         ------------

MICHAEL RAINISCH                                     ILENE RAINISCH
c/o Alvin Rainisch                                   c/o Alvin Rainisch
31 Congressional Road                                31 Congressional Road
Jackson, New Jersey 08527                            Jackson, New Jersey 08527

Tel: 718-194-1538                                    Tel: 718-194-1538
     ------------                                         ------------
Fax: 718-494-1538                                    Fax: 718-494-1538
     ------------                                         ------------




                                            GALEN
                                            -----

GALEN PARTNERS III, L.P.                    GALEN PARTNERS INTERNATIONAL, III,L.P.
By: Claudius, L.L.C., General Partner       By: Claudius, L.L.C., General Partner
610 Fifth Avenue, 5th Fl.                   610 Fifth Avenue, 5th Floor
New York, New York 10019                    New York, New York 10020

Tel: 212-218-4990                           Tel: 212-218-4990
    -------------                               -------------
Fax: 212-218-4999                           Fax: 212-218-4999
    -------------                               -------------

GALEN EMPLOYEE FUND III, L.P.
610 Fifth Avenue, 5th Floor
New York, New York 10020

Tel:  212-218-4990
    -------------
Fax: 212-218-4999
    -------------

                                   Schedule 2
                                   ----------

                              Bridge Loan Warrants
                              --------------------

                                  See attached.






                                                                                    Galen Partners         Galen
                               Warrant        Exercise    Galen Partners III,        International III,    Employees
Date of Warrant                Price                      L.P.                      L.P.                   Fund III, L.P.
August 12, 1998                $              2.2100              47,646            4,61 1                 209
September 17, 1998             $              1.8900              23,824            2,305                  104
October 2, 1998                $              1.7300              23,824            2,305                  104
October 19, 1998               $              1.5000              7,147             692                    31
October 19, 1998               $              1.4700              35,735            3,459                  156
November 6,1998                $              1.4700              71,471            6,917                  311
December 2,1998                $              1.3000              654,098           59,208                 2,679
March 8, 1999                  $              1.1400              64,120            5,804                  262
May 3, 1999                    $              1.1200              11,863            1,073                  49
January 7, 2000                $              1.4000              23,965            2,169                  99
January 2l, 2000               $              1.4300              47,931            4,339                  196
February l9, 2000              $              1.1300              23,965            2,169                  99
March 4, 2000                  $              1.5500              23,965            2,169                  99
August l5, 2001                $              3.0120              140,459           12,715                 576
January 9, 2002                $              1.8370              146,157           13,230                 598
January 9, 2002                $              1.8370              66,805            6,047                  273
February l, 2002               $              1.8700              68,518            6,202                  280
March l, 2002                  $              2.0870              68,518            6,202                  280
April 1, 2002                  $              2.0100              45,678            4,135                  187
May 8, 2002                    $              2.1600              1,635,580         148,044                6,696
May 8, 2002                    $              2.1600              548,142           49,614                 2,244
May 8, 2002                    $              2.1600              241,586           21,867                 989
June 3, 2002                   $              1.9000              215,194           19,478                 881
Ju1y 23, 2002                  $              1.7200              186,772           16,905                 765
July 23, 2002                  $              1.4500              82,220            7,442                  337
August 5, 2002                 $              1.4200              151,245           13,690                 619
September 3, 2002              $              1.5100              121,808           11,025                 499



October l, 2002                $              1.7545              93,386            8,453                  382
November 4, 2002               $              1.7565              11,775            1,066                  48
November 12, 2002              $              1.7730              10,151            919                    42
November 2l, 2002              $              1.5770              24,971            2,260                  102
December 5, 2002               $              1.2770
                                                          -------------------------------------------------------------------
                                                                  13,704            1,240                  56
                                                          -------------------------------------------------------------------
                                                                  4,932,223         447,754                20,252
                                                                  =========         =======                ======
----------------------------------------------------------        -----------------------------------------------------------
